SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 6, 2008

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

Met-Pro Corporation (the “Company”) has issued a press release announcing that it will be presenting at the 15th Annual Emerald Groundhog Day Investment Forum on February 7, 2008 at the Radisson Plaza-Warwick Hotel in Philadelphia, PA regarding its operations, growth strategy, and financial condition.

The press release also states that the Company will announce that it expects to file amended Quarterly Reports on Form 10-Q/A and an amended Annual Report on Form 10-K/A within the next two weeks, in order to restate its financial statements for the fiscal year and fiscal quarter ended January 31, 2007 and for the interim quarterly periods ended April 30, July 31, and October 31, 2007, as a result of the premature recognition of certain net sales and net income, as was previously reported in a Current Report on Form 8-K filed on January 23, 2008.

The press release also states that the Company will announce that it does not expect the net sales, net income, earnings per share or backlog figures to differ materially from those expressed in the Current Report on Form 8-K filed on January 23, 2008.  The press release states that a conference call will be scheduled with the investment community at that time.

A copy of the press release is furnished as Exhibit 99.1 hereto.

The PowerPoint slide presentation that the Company expects to use at the presentation is furnished as Exhibit 99.2 hereto.

The information included as Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  February 6, 2008
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer